SUBSEQUENT TRANSFER INSTRUMENT NUMBER FIVE

          Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated February 7, 1997, between Superior Bank FSB, as seller (the "Depositor"), and LaSalle National Bank, as Trustee of the AFC Mortgage Loan Asset Backed Certificates, Series 1996-4, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company, a Division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

          Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

          Section 1. Conveyance of Subsequent Mortgage Loans.

          (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, excepting the Depositor's Yield, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts (including Prepayments, Curtailments and Excess Payments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to
Section 12.12 of the Pooling and Servicing Agreement, to the Custodian each item set forth in Section 2.04 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

          (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Depositor.

          (c) Additional terms of the sale are set forth on Attachment A hereto.

          Section 2. Representations and Warranties; Conditions Precedent.

          (a) The Depositor hereby affirms the representations and warranties set forth in Section 3.02 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby confirms that each of the conditions set forth in Section 2.10(b), and as applicable, Section 2.10(c) or Section 2.10(d), of the Pooling and Servicing Agreement are satisfied as of the date hereof.

          (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

          Section 3. Recordation of Instrument.

          To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 4. Governing Law.

          This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

          Section 5. Counterparts.

          This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

          Section 6. Successors and Assigns.

          This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                          SUPERIOR BANK FSB

                                          By:/s/ William Bracken
                                             ------------------------------
                                          Name: William C. Bracken
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


                                          AFC MORTGAGE LOAN ASSET
                                          BACKED CERTIFICATES, SERIES 1996-4

                                          By: LASALLE NATIONAL BANK,
                                                  as Trustee

                                          By:/s/ Shashank Mishra
                                             ------------------------------
                                          Name: Shashank Mishra
                                          Title: First Vice President

Attachments

     A.    Additional terms of the sale.
     B.    Schedule of Subsequent Mortgage Loans.
     C.    Opinions of Depositor's counsel (bankruptcy, corporate).
     D.    Depositor's Officer's certificate.
     E.    Opinion of Trustee's Counsel.

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-4
                 ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT
                           NUMBER FIVE FOR SUB-POOL 1
                                  Series 1996-4
                                February 7, 1997

A.

      1.    Subsequent Cut-off Date:                        February 6, 1997
      2.    Pricing Date:
      3.    Subsequent Transfer Date:                       February 7, 1997
      4.    Aggregate Principal Balance of the Subsequent
            Mortgage Loans as of the Subsequent Cut-off Date:     $203,790.76
      5.    Purchase Price:                                       100.00%

B.

      As to all the Subsequent Mortgage Loans the subject of this Instrument:

      1.    Shortest original term to maturity:                     240  months
      2.    Longest original term to maturity:                      360  months
      3.    Lowest Mortgage Rate:                                   9.35%
      4.    Greatest Combined Loan-to-Value Ratio:                  89.80%
      5.    Largest Principal Balance                             $67,975.76

      [As to the final transfer of Subsequent Mortgage Loans:]
      6.    Weighted Average Term since Origination:              1.53 months
      7.    April 1997 first payment date:                        -0-
      8.    WAC of all Mortgage Loans:                            11.70603%
      9.    WAM of all Mortgage Loans:                            213.26 months
      10.   Maximum Weighted average CLTV:                        77.02%
      11.   Balloon Loans:                                        44.21%
      12.   Largest Principal Balance:                            $730,000.00
      13.   Non-owner occupied Mortgaged Properties:              7.13%
      14.   Maximum zip code concentration:                       0.63%
      15.   Condominiums:                                         1.03%
      16.   Single-family:                                        81.32%
      17.   Multifamily and Mixed Use Properties:                 5.62%

                                ADDITION NOTICE


                                          Date:  February 7, 1997
LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60603

          Re: Pooling and Servicing Agreement, dated as of December 1, 1996, between Superior Bank FSB, as seller (the "Depositor"), LaSalle National Bank as trustee (the "Trustee") and Lee Servicing Company, a division of the Depositor, as servicer, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1996-4 Sub-Pool 1

Ladies and Gentlemen:

          Pursuant to Section 2.10 of the above-captioned Pooling and Servicing Agreement, the Depositor has designated the Subsequent Mortgage Loans to be sold to the Trust Fund on February 7, 1997, with an aggregate principal balance of $203,000.00*. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

          Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                                  Very truly yours,
*Approximate
                                                  SUPERIOR BANK FSB

                                                By:/s/ John Soricelli
                                                   --------------------------
                                                Name: John A. Soricelli
                                                Title: Vice President

ACKNOWLEDGED AND AGREED:

LASALLE NATIONAL BANK

By:/s/ Shashank Mishra
   ------------------------
Name:  Shashank Mishra
Title: First Vice President
Date:  February 7, 1997

                              OFFICER'S CERTIFICATE

          I, William Bracken hereby certify that I am the duly elected Senior Vice President and Chief Financial Officer of Superior Bank FSB, a federally chartered stock savings bank (the "Depositor"), and further, to the best of my knowledge and after due inquiry, as follows:

          Each condition precedent specified in Section 2.10(b), Section 2.10(c) and Section 2.10(d) for the Subsequent Mortgage Loans of the Pooling and Servicing Agreement, dated as of December 1, 1996, among the Depositor, Lee Servicing Company, a division of Superior Bank FSB, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement") and each condition precedent specified in Subsequent Transfer Instrument has been satisfied by the Depositor.

          Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name.


Dated: February 7, 1997             By:/s/ William Bracken
                                       -------------------
                                    Name: William C. Bracken
                                    Title: Senior Vice President and
                                           Chief Financial Officer

Alliance Funding Company                                         Page 1  2/7/97
A division of Superior Bank FSB

                                  Sale Schedule
       1996-4 Class 1 - 5th Subsequent Transfer of Fixed Rate Mortgages -
                               Settlement 2/7/97

                                                                                                                            Zip
  Sale ID      Account       Name                          Address                        City                     State   Code
-------------------------------------------------------------------------------------------------------------------------------
   SB55      10266137124  VOGT ANGELA                   2910 ALVARADO SQUARE           BALTIMORE                    MD    21234
   SB55      10266139579  ANTONOSANTI STEPHEN M         562 VINCENT BOULEVARD          ALLIANCE                     OH    44601
   SB55      10266139873  AHLSTEDT JAMES L              3618 74TH ST.                  MOLINE                       IL    61265
            --------------------------------------------
                    3     Sale Total
                    3     Total with Superior Bank
                    3     Grand Total


                            Principal     Cut-off Date     First                                     Original   Current    Scheduled
                            Balance at     Principal      Payment    Maturity     Rem       Date       LTV      Mortgage    Payment
  Sale ID      Account     Origination      Balance        Date        Date      Term        Due      Ratio       Rate    Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
   SB55      10266137124     67,915.00       67,915.00   12/20/96    11/20/26   357.44    02/20/97     85.0      10.850       639.08
   SB55      10266139579     67,900.00       67,900.00   01/23/97    12/23/16   238.52    02/23/97     70.0       9.350       626.28
   SB55      10266139873     68,100.00       67,975.76   02/01/97    01/01/17   238.82    03/01/97     89.8      11.750       738.00
              ----------------------------------------                         ----------              -----------------------------
                    3       203,915.00      203,790.76                          278.25                 81.6      10.650     2,003.36
                    3       203,915.00      203,790.76                          278.25                 81.6      10.650     2,003.36
                    3       203,915.00      203,790.76                          278.25                 81.6      10.650     2,003.36